ASSIGNMENT AND ASSUMPTION OF LEASE LANDLORD CONSENT AND LEASE MODIFICATION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE LANDLORD CONSENT AND LEASE MODIFICATION AGREEMENT (the “Assignment”) is made as of February 22, 2007 among The New York Mortgage Company, LLC. (“Assignor”), Tribeca Lending Corporation (the “Assignee”), and First States Investors 5200 LLC (“Landlord”).

RECITALS

WHEREAS, the Landlord and the Assignor executed that certain Office Lease Agreement dated as of June 21, 2005, as amended by that certain First Amendment to Office lease dated as of September 30, 2005 (the “Lease”) by which the Landlord leased certain premises to the Assignor of approximately 14,070 rentable square feet located in the office building at 1125 Route 22 West, Bridgewater, New Jersey, as more fully described therein (the “Premises”);

WHEREAS, Assignor wishes to assign and transfer all of its right, title and interest in and to the Premises and Lease to Assignee, and Assignee is willing to assume all of the obligations of Tenant under the Lease arising after the date hereof;

WHEREAS, Landlord’s consent to such assignment is required pursuant to the terms of the Lease, and the Landlord has agreed to consent to such assignment;

WHEREAS, concurrently with this Assignment, in consideration of Landlord releasing Assignor from its obligations to Landlord under the Lease, Assignee’s parent, Franklin Credit Management Corporation (“Franklin”), has executed and delivered to Landlord a guaranty of the Lease (the “Franklin Guaranty”);

NOW, THEREFORE, in consideration of the foregoing premises, and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Assignment. Assignor hereby gives, grants, assigns, transfers, sets over and conveys to the Assignee its entire right, title and interest in and to the Premises and the Lease (including, without limitation, any security deposits posted pursuant thereto and any rights or options granted to tenant thereunder), effective as of the date hereof (the “Effective Date”), and the Landlord hereby consents to such assignment subject to all of the terms and conditions herein contained.

2.  Assignor’s Representations and Warranties. Assignor hereby represents warrants and covenants to the Landlord and Assignee that: (a) it is the Tenant under the Lease; (b) subject to obtaining Landlord’s consent contained in paragraph 1 hereof, it has the full right, power and authority to execute and deliver this Assignment and to consummate the transaction provided for herein and such execution, delivery, performance and consummation have been duly authorized by all necessary action on the part of Assignor, and will not conflict with, result in the breach of, or entitle any party to terminate or call a material default with respect to the Lease; (c) it has not assigned, encumbered, pledged, mortgaged or otherwise transferred its interest in the Lease nor subleased the Premises or entered into any other occupancy agreement for such space, and that this assignment is made free and clear of the rights of any other party; (d) a true, correct and complete copy of the Lease is attached hereto as Exhibit A; it has received no notices of default from Landlord with respect to the Lease and, to its knowledge, no default or event of default currently exists nor will exist with notice, the passage of time, or both; (e) all rent and other payments payable under the Lease on account of time periods on or before the Effective Date have been paid in full, or to the extent such amounts are not yet ascertainable shall be paid promptly when known to Assignor; (f) there exists no event or circumstance, which with the giving of notice or passage of time, or both, would constitute an event of default under the Lease; (g) except as specifically stated herein, Assignor has not amended the Lease; and (h) None of Assignor or its affiliates (i) is a Person whose property or interest in property is blocked or that has been determined to be subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engages in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associates with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of the Treasury on June 24, 2003, as updated from time to time, or subject to the limitations or prohibitions under any other United States Department of the Treasury’s Office of Foreign Assets Control regulation or executive order. Assignor and its affiliates are in full compliance with The Patriot Act.

3.  Assignee’s Representations and Warranties. The Assignee hereby represents and warrants to the Landlord and the Assignor that: (a) Assignee has full right, power and authority to assume the Lease, to execute and deliver this Assignment and to observe and perform all of the terms, covenants, conditions and provisions of the Lease and this Assignment; and (b) no authorization, consent, approval or license or other action by any governmental authority is or will be necessary in connection with the execution, delivery and performance of this Assignment and the Lease.

4.  Waiver. Assignee hereby waives its rights to terminate the Lease pursuant to the Early Termination Rider attached to and made a part of the Lease and the Early Termination Rider shall be deemed deleted from the Lease. Assignee and Landlord agree that the provisions of this paragraph 4 shall amend the terms and conditions of the Lease to the extent set forth herein.

5.  Assumption. Assignee hereby attorns to Landlord; and Assignee hereby assumes and agrees to fully and promptly perform and discharge all of the obligations and responsibilities of Assignor under the Lease accruing on and after the Effective Date.

6.  Indemnification. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any loss, cost or damage which Assignor may suffer as a result of any failure of Assignee to fulfill, perform and discharge its obligations under the Lease on and after the Effective Date. Assignor hereby agrees to assume any and all obligations arising under the Lease prior to the Effective Date and agrees to indemnify, defend and hold Assignee harmless from and against all loss, cost and damage which Assignee may suffer as a result of any failure of Assignor to fulfill, perform and discharge its obligations under the Lease on account of periods prior to the Effective Date.

7.  Landlord’s Consent. By execution of this Assignment, Landlord hereby (i) consents and agrees to the assignment of the Lease from Assignor to Assignee, (ii) acknowledges the change of “notice” address for tenant as set forth below, (iii) acknowledges and consents to the provisions of paragraph 4 of this Assignment and (iv) upon receipt of a fully executed (with original signatures and reasonable evidence that the Franklin Guaranty was duly authorized by appropriate corporate action of Franklin) and duly acknowledged Franklin Guaranty, releases Assignor from its obligations under the Lease arising after the date hereof. Assignee covenants with Landlord that except as otherwise permitted under the Lease, it shall not, without obtaining the written approval of the Landlord in accordance with the terms of the Lease, further assign the Lease or make any sublease of the Premises. Landlord’s consent to this Assignment shall not be construed as a waiver of Landlord’s right to consent to any further assignment of the Lease or any subletting of the Premises. Landlord’s consent shall not be deemed a release of any liability of Assignor under the Lease except as set forth above. Nothing contained in this Assignment shall otherwise amend or modify any terms or provisions of the Lease, nor be deemed to grant to Assignor or Assignee any rights, powers, or privileges with respect to the Premises, the Building or the common areas which are not specifically provided in the Lease.

Notice Address for Tenant:

Tribeca Lending Corporation
c/o Franklin Credit Management Corporation
101 Hudson Street, 25th Floor
Jersey City, New Jersey 07032
Attn: William Sullivan, Chief Operating Officer

with a copy to:

Tribeca Lending Corporation
c/o Franklin Credit Management Corporation
101 Hudson Street, 25th Floor
Jersey City, New Jersey 07032
Attn: Kevin P. Gildea, General Counsel

8.  Miscellaneous. This Assignment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have caused this instrument to be executed as of the date first above written.

WITNESSED BY:	LANDLORD: FIRST STATES INVESTORS 5200, LLC

/s/	By:	/s/ Glenn Blumenthal
Name: Glenn Blumenthal Title: Vice President

ASSIGNOR: THE NEW YORK MORTGAGE COMPANY, LLC

/s/ Steven Mumma, CFO	By:	/s/ Steven B. Schnall
Name: Steven B. Schnall Title: President & Chief Executive Officer

ASSIGNEE: TRIBECA LENDING CORPORATION

/s/ Kevin A. Gildea	By:	/s/ Gordon Jardin
Name: A. Gordon Jardin Title: CEO

Exhibit A
The Lease